Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of this 26 day of June 2014, by and between Cloud Medical Doctor Software Corporation, a Texas corporation (the “Company”) and Gawk Incorporated, a Nevada Corporation (the “Consultant”) (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, Consultant has certain expertise and experience in the Streaming Movie and Music Industries in the area of sales and marketing strategy, press releases, public company venues, and general industry specific business guidance and,

WHEREAS, the Company wishes to engage the services of Consultant to assist the Company in the area of sales and marketing strategy, press releases, public company venues, and general industry specific business guidance in the streaming Movie and Music Industries.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1. CONSULTING SERVICES.

Consultant agrees assist the Company in the area of sales and marketing strategy, press releases, public company venues, and general industry specific business guidance in the Streaming Movie and Music Industries (the “Consulting Services”). Consultant hereby agrees to perform the Consulting Services in a workmanlike manner.

2. TERM OF AGREEMENT.

This Agreement shall be in full force and effect commencing upon the date Hereof and continuing for a period of Four (4) years. This Agreement shall terminate upon the Consultant's full completion of the Consulting Services. Either Party hereto shall have the right to terminate this Agreement without cause in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other Party. Consultant shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation as set forth in this Agreement, and such failure continues un-remedied for a period of 30 days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant if such breach shall remain uncured for more than 30 days.

3. TIME DEVOTED BY CONSULTANT.

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

4. PLACE WHERE CONSULTING SERVICES WILL BE PERFORMED.

The Consultant will perform most Consulting Services in accordance with this Agreement at such place(s) as necessary to perform these Consulting Services in accordance with this Agreement.

5. COMPENSATION TO CONSULTANT.

As compensation for the Consulting Services, and subject to the terms and conditions of this Agreement, Company will, upon entering into this Agreement authorize the issuance and delivery of 3,000,000 shares of the Company’s common stock (the “Compensation Shares”) to Consultant, or an individual designated by Consultant to perform the Consulting Services.

6. INDEPENDENT CONTRACTOR.

Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venture, agent, officer or employee of Company unless such status shall be agreed upon and set forth in a writing signed by the parties.

7. CONFIDENTIAL INFORMATION.

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Party's prior written consent. Further, Consultant acknowledges that it will have access to proprietary information regarding the business operations of certain clients of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company's prior written consent.

8. INDEMNIFICATION.

Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; including breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the indemnified Party, its subcontractors, agents, or employees.

The Indemnified Party shall notify promptly the Indemnifying Party of the exercise of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense.  If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnified Party.

The rights and obligations of the Parties under this Article shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

9. NOTICES

Except as otherwise expressly set forth herein, all notice required or permitted to given hereunder shall be in writing and shall be deemed effective when personally delivered, sent via overnight delivery or, if mailed, three (3) days after the date deposited in the United States Mail, postage prepaid, registered, or certified, and return receipt requested or by email communication. Unless changed by written notice given by one party to the other as provided herein, such notices shall be given to the Parties at the following address:

GAWK, Inc.
5300 Melrose Avenue
Suite 42
Los Angeles, CA 90038
Phone: 888-754-6190
Website: http://www.gawkinc.com

Cloud Medical Doctor Software Corporation
1291 Galleria Drive, Suite 200
Henderson, NV 89014
(702) 818-9011

10. CONFLICT WAIVER.

Company hereby acknowledges that Carl P. Ranno ("the Firm") represents the Consultant with various legal matters and does not represent the Consultant in connection with this Consulting Agreement or the contemplated transaction. Consultant further acknowledges that the Firm has drafted this Agreement. Consultant has been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement. Consultant hereby waives any action it may have against the Firm regarding such conflict of interest.

11. MISCELLANEOUS.

(A) The Parties submit to the jurisdiction of the Courts of the County of Clark, State of Nevada or, if there be subject matter jurisdiction, a Federal Court empanelled in the State of Nevada for the resolution of all legal disputes arising under the terms of this Agreement. This provision shall survive the termination of this Agreement.

(B) If either Party to this Agreement brings an action on this Agreement, the prevailing Party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys’ fees and expenses and court costs.

(C) This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest.  This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.

(D) This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

(E) This Agreement shall be constructed and interpreted in accordance with and governed by the laws of the State of Nevada

(F) No Supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

(G) If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

(H) The above recitals are incorporated into this Agreement by this reference.

IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY:	CONSULTANT:

CLOUD MEDICAL DOCTOR INC.	GAWK INCORPORATED,

/s/ Michael DeLaGarza	/s/ Scott Kettle
By: Michael DeLaGarza	By: Scott Kettle
Its: President	Its: President